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                                                                    EXHIBIT 23.1







            Consent of Independent Registered Public Accounting Firm



The Board of Directors
The Brink's Company:


We consent to the use of our reports dated March 7, 2006, with respect to the consolidated balance sheets of The Brink's Company and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the 2005 Annual Report on Form 10-K of The Brink's Company, which Annual Report is incorporated by reference in this Registration Statement on Form S-8 of The Brink's Company.



/s/ KPMG LLP

Richmond, Virginia
April 6, 2006